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As filed with the Securities and Exchange Commission on May 7, 2014

Registration Nos. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Principal Financial Group, Inc. (Exact name of registrant as specified in its charter)	Principal Financial Services, Inc. (Exact name of registrant as specified in its charter)	Principal Capital I Principal Capital II Principal Capital III (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Iowa (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization of each registrant)
42-1520346 (I.R.S. Employer Identification Number)	42-1520348 (I.R.S. Employer Identification Number)	(Principal Capital I) 20-0440461 (Principal Capital II) 20-0440484 (Principal Capital III) 20-0440504 (I.R.S. Employer Identification Numbers)
711 High Street Des Moines, Iowa 50392 (515) 247-5111 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)	711 High Street Des Moines, Iowa 50392 (515) 247-5111 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
c/o Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392
(515) 247-5111
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Please address a copy of all communications to:

Karen E. Shaff Executive Vice President, General Counsel and Secretary 711 High Street Des Moines, Iowa 50392 (515) 247-5111	Thomas M. Kelly Peter J. Loughran Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a similar reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
(Continued on next page)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum aggregate offering price/Amount of registration fee(1)

Common Stock of Principal Financial Group, Inc., par value $.01 per share

Debt Securities of Principal Financial Group, Inc.

Preferred Stock of Principal Financial Group, Inc., par value $.01 per share

Depositary Shares of Principal Financial Group, Inc.(2)

Warrants of Principal Financial Group, Inc.

Purchase Contracts of Principal Financial Group, Inc.(3)

Purchase Units of Principal Financial Group, Inc.(4)

Guarantees of Principal Financial Services, Inc.(5)

Junior Subordinated Debt Securities of Principal Financial Group, Inc.(6)

Junior Subordinated Debentures of Principal Financial Group, Inc.(6)

Preferred Securities of Principal Capital I

Preferred Securities of Principal Capital II

Preferred Securities of Principal Capital III

Guarantees with respect to Preferred Securities of Principal Capital I, Principal Capital II and Principal Capital III by Principal Financial Group, Inc.(6)

Total

(1)
An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee.

(2)
The Depositary Shares issued hereunder will be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Principal Financial Group, Inc. elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(3)
Representing rights to purchase Common Stock, Preferred Securities or other securities, property or assets.

(4)
Representing ownership of Purchase Contracts and Debt Securities, undivided beneficial ownership interests in Debt Securities, Preferred Securities of Principal Capital I, Principal Capital II or Principal Capital III, Depositary Shares representing fractional interests in Debt Securities or shares of Preferred Stock or debt obligations of third parties, including U.S. Treasury Securities.

(5)
Principal Financial Services, Inc. may guarantee the obligations of Principal Financial Group, Inc. with respect to one or more non-convertible securities, other than Common Stock, of Principal Financial Group, Inc. being registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to any such guarantee by Principal Financial Services, Inc.

(6)
This Registration Statement is deemed to include the obligations of Principal Financial Group, Inc. under the Junior Subordinated Debt Securities, the related Indenture, the Junior Subordinated Debentures, the related Indenture, the Trust Agreements, the Preferred Securities, the Guarantees by Principal Financial Group, Inc. of the Preferred Securities and the Expense Agreements as described in the Registration Statement.

PROSPECTUS

Principal Financial Group, Inc.

Debt Securities
Junior Subordinated Debt Securities
Junior Subordinated Debentures
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units

Principal Capital I
Principal Capital II
Principal Capital III

Preferred Securities Guaranteed

as Described in this Prospectus
and the Accompanying Prospectus Supplement
by Principal Financial Group, Inc.

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination and the trusts may offer from time to time the trust preferred securities.

        We will provide specific terms of any securities and any associated subsidiary guarantee to be offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

        We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        Our Common Stock is listed on the New York Stock Exchange under the symbol "PFG".

        We or the trusts may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2014

Page
ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	iii
NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS	vi
PRINCIPAL FINANCIAL GROUP, INC.	1
THE PRINCIPAL CAPITAL TRUSTS	2
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.	4
DESCRIPTION OF THE DEBT SECURITIES	5
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES	17
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES	30
DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.	41
DESCRIPTION OF DEPOSITARY SHARES	45
DESCRIPTION OF WARRANTS	47
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	50
DESCRIPTION OF THE TRUST PREFERRED SECURITIES	50
DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	63
DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES	66
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	68
PLAN OF DISTRIBUTION	70
VALIDITY OF SECURITIES	73
EXPERTS	73
WHERE YOU CAN FIND MORE INFORMATION	73
INCORPORATION BY REFERENCE	74

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we and the trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we and the trusts are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings, and the trusts may sell their trust preferred securities. In addition, we or the trusts or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Principal Financial Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Principal Financial Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "trusts" are to Principal Capital I, Principal Capital II and Principal Capital III, collectively, and references to a "trust" are to Principal Capital I, Principal Capital II or Principal Capital III, individually. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "Principal," "we," "us" and "our" or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to the "Subsidiary Guarantor" are to Principal Financial Services, Inc., and references to "Principal Life" are to Principal Life Insurance Company.

 FORWARD-LOOKING STATEMENTS

        Certain of the statements contained in this prospectus or incorporated by reference are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors, including but not limited to, those set forth in our most recently filed Annual Report on Form 10-K (as updated from time to time). These factors include:

  •
  adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital;

  •
  conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations;

  •
  continued volatility or declines in the equity, bond or real estate markets could reduce our assets under management ("AUM") and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income;

  •
  changes in interest rates or credit spreads or a sustained low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period;

  •
  our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, AUM and net income;

  •
  our valuation of fixed maturities, equity securities and derivatives may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition;

  •
  the determination of the amount of allowances and impairments taken on our investments requires estimations and assumptions which are subject to differing interpretations and could materially impact our results of operations or financial position;

  •
  any impairments of or valuation allowances against our deferred tax assets could adversely affect our results of operations and financial condition;

  •
  gross unrealized losses may be realized or result in future impairments, resulting in a reduction in our net income;

  •
  competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability;

  •
  we may not be able to protect our intellectual property and may be subject to infringement claims;

  •
  a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

  •
  guarantees within certain of our products that protect policyholders may decrease our earnings or increase the volatility of our results of operations or financial position under U.S. generally accepted accounting principles if our hedging or risk management strategies prove ineffective or insufficient;

  •
  if we are unable to attract and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition and sales of our products may be adversely impacted;

  •
  our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

  •
  we may face losses if our actual experience differs significantly from our pricing and reserving assumptions;

  •
  our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life;

  •
  the pattern of amortizing our deferred acquisition cost asset and other actuarial balances on our universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change, impacting both the level of the deferred acquisition cost asset and other actuarial balances and the timing of our net income;

  •
  we may need to fund deficiencies in our closed block assets;

  •
  a pandemic, terrorist attack, military action or other catastrophic event could adversely affect our net income;

  •
  our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition;

  •
  we face risks arising from acquisitions of businesses;

  •
  changes in laws or regulations may reduce our profitability;

  •
  we may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to our capital position and/or a reduction in sales of term and universal life insurance products;

  •
  changes in accounting standards may reduce the transparency of our reported profitability and financial condition;

  •
  a computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability;

  •
  loss of key vendor relationships or failure of a vendor to protect information of our customers or employees could adversely affect our business or result in losses;

  •
  results of litigation and regulatory investigations may affect our financial strength or reduce our profitability;

  •
  from time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material;

  •
  fluctuations in foreign currency exchange rates could adversely impact our profitability and financial condition;

  •
  applicable laws and our certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests;

  •
  our financial results may be adversely impacted by global climate changes; and

  •
  the risk factors or uncertainties listed from time to time in any prospectus supplement or any document incorporated into this prospectus by reference.

        We undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

v

 NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

        In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and the accompanying prospectus supplements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Principal, its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Principal and its subsidiaries may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as Principal's other public filings, which are available without charge through the SEC website at www.sec.gov.

PRINCIPAL FINANCIAL GROUP, INC.

        The Principal Financial Group is a global investment management leader offering retirement services, insurance solutions and asset management. We offer businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through our diverse family of financial services companies. We had $495.5 billion in assets under management and approximately 19.2 million customers worldwide as of March 31, 2014.

        Our U.S. and international operations concentrate primarily on asset accumulation and asset management. In addition, we offer a broad range of individual and group life insurance, individual and group disability insurance and group dental and vision insurance.

        We primarily focus on small and medium-sized businesses, which we define as companies with less than 1,000 employees, providing a broad array of retirement and employee benefit solutions to meet the needs of the business, the business owner and their employees. We are the leading provider of corporate defined contribution plans in the U.S., according to Spectrem Group. We are also the leading employee stock ownership plan consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and plan termination annuities. We are also one of the largest providers of non-medical insurance product solutions.

        We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the U.S. in retirement services and other employee benefits. We also believe there is a significant opportunity to leverage our U.S. retirement expertise into select international markets that have adopted or are moving toward private sector defined contribution pension systems. This opportunity is particularly compelling as aging populations around the world are driving increased demand for retirement accumulation, retirement asset management and retirement income management solutions.

        We organize our business into the following reportable segments: (1) Retirement and Investor Services, which provides a comprehensive portfolio of asset accumulation products and services for retirement savings and investment to businesses and individuals, with a concentration on small and medium-sized businesses; (2) Principal Global Investors, which provides a diverse range of asset management services covering a broad range of asset classes, investment styles and portfolio structures to our other segments and third-party institutional clients; (3) Principal International, which provides retirement products and services, annuities, institutional asset management, annuities and life insurance accumulation products through acquisitions, start-up operations and joint ventures in various countries; and (4) U.S. Insurance Solutions, which provides individual life insurance and specialty benefits, which include group dental, group vision, group life, group disability, wellness and individual disability insurance throughout the U.S. We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

        We were organized as an individual life insurer in 1879 and formed a mutual insurance holding company in 1998. Principal Financial Group, Inc. was organized on April 18, 2001, as a Delaware business corporation. Under the terms of Principal Mutual Holding Company's Plan of Conversion, Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company subsidiary of Principal Financial Group, Inc., and merged into Principal Financial Services, Inc. on October 26, 2001, when we completed our initial public offering.

        The principal executive office for both Principal Financial Group, Inc. and Principal Financial Services, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

 THE PRINCIPAL CAPITAL TRUSTS

        We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the registration statement that includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

        Each trust exists for the exclusive purposes of:

  •
  issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

  •
  issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

  •
  using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debt securities,"

  •
  distributing the cash payments it receives from the corresponding junior subordinated debt securities it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

  •
  engaging in the other activities that are necessary, convenient or incidental to these purposes.

        Accordingly, the corresponding junior subordinated debt securities will be the sole assets of each trust, and payments under the corresponding junior subordinated debt securities and the related expense agreement will be the sole revenue of each trust.

        We will own all of the common securities of each trust. The common securities of a trust will rank equally with, and payments will be made pro rata with, the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See "Description of Preferred Securities—Subordination of Common Securities."

        Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years from its date of formation. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will initially appoint the trustees. Initially, the trustees will be:

  •
  Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

  •
  Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

        Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated debt security indenture pursuant to which we will issue the junior subordinated debt securities. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.

        The principal executive office of each trust is 711 High Street, Des Moines, Iowa 50392, Attention: Corporate Secretary, and its telephone number is (515) 247-5111.

        In the future, we may form additional Delaware statutory trusts or other entities similar to the trusts, and those other trusts or entities could issue securities similar to the trust securities described in this prospectus. In that event, we may issue debt securities to those other trusts or entities and guarantees under a guarantee agreement with respect to the securities they may issue. The debt securities and guarantees we may issue in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

USE OF PROCEEDS

        Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debt securities issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt, including commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth, for each of the periods indicated, our ratio of earnings to fixed charges.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges before interest credited on investment products	8.7	5.2	6.4	6.0	5.1	4.7	4.4
Ratio of earnings to fixed charges	4.6	2.6	3.2	2.6	2.2	1.8	1.6

        We calculate the ratio of "earnings to fixed charges before interest credited on investment products" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) by the sum of interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD) and dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D). The formula for this ratio is: (BT+I+IF-E) / (I+IF+PD+D).

        We calculate the ratio of "earnings to fixed charges" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) and the addition of interest credited on investment products (IC) by interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD), dividends on majority-owned subsidiary redeemable preferred securities (non intercompany) (D) and interest credited on investment products (IC). The formula for this calculation is: (BT+I+IF-E+IC) / (I+IF+PD+D+IC). "Interest credited on investment products" includes interest paid on guaranteed investment contracts, funding agreements and other investment-only pension products. Similar to debt, these products have a total fixed return and a fixed maturity date.

DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.

        Principal Financial Services, Inc. may guarantee, fully and unconditionally or otherwise, our obligations with respect to any non-convertible securities, other than common stock, as described in the applicable prospectus supplement.

        If Principal Financial Services, Inc. guarantees these obligations under any such securities, we will tell you in the applicable prospectus supplement and describe the terms of such subsidiary guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such subsidiary guarantee will be an unsecured obligation of Principal Financial Services, Inc. and will be enforceable against Principal Financial Services, Inc. without any need to first enforce against Principal Financial Group, Inc.

 DESCRIPTION OF THE DEBT SECURITIES

        We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

        We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture," entered into among us, Principal Financial Services, Inc. which we refer to in this prospectus as the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," between us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

        We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures, equal in rank to existing debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new debt securities, or except for the first payment of interest following the issue date of the new debt securities) so that the new debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to status, redemption and otherwise as existing debt securities.

        The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

The Debt Securities Are Unsecured Obligations

        Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations.

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life Insurance Company ("Principal Life") and other subsidiaries. As a consequence, our ability to satisfy our obligations under the debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including those of the Subsidiary

Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "—Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

        We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

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  title of the debt securities,

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  any limit upon the aggregate principal amount of the series,

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  maturity date(s) or the method of determining the maturity date(s),

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  interest rate(s) or the method of determining the interest rate(s),

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  dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

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  dates from which interest will accrue and the method of determining those dates,

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  place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

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  place or places where notices and demands relating to the debt securities and the indentures may be made,

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  redemption or early payment provisions pursuant to any sinking fund or similar provisions,

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  authorized denominations if other than denominations of $1,000 or integral multiples of $1,000,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

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  any additions, modifications or deletions, in the events of default or covenants of Principal Financial Group, Inc. specified in the indenture relating to the debt securities,

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  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

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  any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

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  any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

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  whether the debt securities will be issued in whole or in part in the form of one or more global securities,

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  identity of the depositary for global securities,

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  appointment of any paying agent(s),

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  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of Principal Financial Group, Inc. or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

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  in the case of the subordinated indenture, any provisions regarding subordination,

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  provided the debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee our obligations under the debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such debt securities or related guarantee.

        Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See "Description of Warrants" and "Description of Purchase Contracts."

Special Payment Terms of the Debt Securities

        We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

        The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

        We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate.

        You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

        We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Security

        If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

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  will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

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  will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

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  will not be considered the owner or holder of the debt securities under the indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

        Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

        Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

  Notice of Redemption

        Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

        We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

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  we will be the surviving company in any merger or consolidation,

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  if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

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  other conditions described in the relevant indenture are met.

        This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of Principal Financial Group, Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens

        The indentures provide that neither we nor any of our restricted subsidiaries are permitted, directly or indirectly, to create, issue, assume, incur, guarantee or become liable with respect to any indebtedness for money borrowed which is secured by a lien on any of the present or future common stock of a restricted subsidiary, unless the debt securities, and if we so elect, any of our other indebtedness ranking at least pari passu with the debt securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness for money borrowed so long as it is outstanding.

        When we use the term "restricted subsidiary," we mean Principal Life Insurance Company and any other subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses. However, no subsidiary, other than Principal Life Insurance Company, is a restricted subsidiary:

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  if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

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  if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

Modification and Waiver

  Modification

        We, the trustee and, if applicable, the Subsidiary Guarantor may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

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  change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

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  reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

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  change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

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  impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

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  reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

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  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected,

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  modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities, or

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  modify the provisions with respect to any outstanding guarantee of any debt securities in a manner materially adverse to the holders of such outstanding debt securities.

  Waiver

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

        Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

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  default for 30 days in the payment of any interest when due,

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  default in the payment of principal, or premium, if any, when due,

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  default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

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  certain events of bankruptcy, insolvency or reorganization,

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  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

        We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

  Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

        If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person's) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

  Legal Proceedings and Enforcement of Right to Payment

        You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

        Each indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

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  have become due and payable,

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  will become due and payable at their stated maturity within one year, or

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  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount (such amount to be certified in the case of United States government obligations) to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to debt securities of such series, and we will be deemed to have satisfied and discharged the indenture with respect to debt securities of such series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

        Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under "Limitation upon Liens" and "Consolidation, Merger and Sale of Assets" and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

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  we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

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  we deliver to the trustee an opinion of counsel to the effect that:

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  the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

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  the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

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  no event of default under the indenture has occurred and is continuing,

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  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

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  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

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  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

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  other conditions specified in the indentures are met.

        The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under "Subordination under the Subordinated Indenture," and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

        In the subordinated indenture, we have agreed, and holders of subordinated indebtedness will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

  •
  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

  •
  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

  •
  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Information Concerning the Trustees

        The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

        Each of the trustees may act as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        We will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture to be entered into between us, the Subsidiary Guarantor, as guarantor, and Wilmington Trust Company, as trustee. We refer to this junior subordinated indenture in this prospectus as the junior subordinated debt security indenture. We may also issue junior subordinated debt under our junior subordinated debenture indenture. Unless otherwise specified in a prospectus supplement, each series of junior subordinated debt issued under our junior subordinated debt security indenture or our junior subordinated debenture indenture will rank equally with all other such series and will be unsecured, junior and subordinated, as described in the applicable indenture, to all of our senior indebtedness, as defined in such applicable indenture, including all debt issued under our senior indenture or subordinated indenture. See "Description of Junior Subordinated Debentures" for a description of our junior subordinated debenture indenture and junior subordinated debentures.

        We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

        The following description of the terms of the junior subordinated debt securities and any associated subsidiary guarantee is a summary. It summarizes only those terms of the junior subordinated debt securities and any associated subsidiary guarantee which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated debt security indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated debt security indenture which are also important to you. You should read the junior subordinated debt security indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated debt security indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debt security indenture.

Ranking of the Junior Subordinated Debt Securities

        Each series of junior subordinated debt securities will rank equally with all of our equally ranking debt securities including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities and with all series of our junior subordinated debentures, and will be unsecured and subordinate and junior, as described in the junior subordinated debt security indenture, to all of our senior indebtedness as defined in the junior subordinated debt security indenture, which includes all debt issued under our senior indenture or subordinated indenture. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt security indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated debt security indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debt Securities

        We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated debt security indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These may include:

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  the title and any limit upon the aggregate principal amount,

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  the date(s) on which the principal is payable or the method of determining those date(s),

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  the interest rate(s) or the method of determining these interest rate(s),

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  the date(s) on which interest will be payable or the method of determining these date(s),

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  the circumstances in which interest may be deferred, if any,

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  the regular record date or the method of determining this date,

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  the place or places where we may pay principal, premium, if any, and interest,

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  conversion or exchange provisions, if any,

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  the redemption or early payment provisions,

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  the authorized denominations,

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  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debt securities,

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  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated debt security indenture,

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  if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount that will be payable upon acceleration of the date on which principal is payable,

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  additions to or changes to the junior subordinated debt security indenture necessary for the issuance of junior subordinated debt securities in bearer form, registrable as to principal or not and with interest coupons or not,

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  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

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  whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

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  the appointment of the trustee or any person authorized to pay principal, premium, if any, and interest,

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  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debt securities into preferred securities or other securities,

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  whether the junior subordinated debt securities will be senior or subordinated to other series of junior subordinated debt securities, and whether other subordination provisions will apply,

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  provided the junior subordinated debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such junior subordinated debt securities or related subsidiary guarantee.

Special Payment Terms of the Junior Subordinated Debt Securities

        We may issue junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the junior subordinated debt security indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated debt security indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debt securities, neither we nor the debenture trustee will be required to:

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  issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debt securities and ending at the close of business on the day of mailing of the relevant notice of redemption, or

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  transfer or exchange any junior subordinated debt securities selected for redemption, except for any portion not redeemed of any junior subordinated debt security that is being redeemed in part.

Global Junior Subordinated Debt Securities

        We may issue a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debt security, a global junior subordinated debt security may not be transferred except:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debt Security

        If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated debt security indenture. Except as provided below, you:

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  will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

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  will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

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  will not be considered the owner or holder of the junior subordinated debt security under the junior subordinated debt security indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

        Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debt security, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, those individual junior subordinated debt securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the debenture trustee or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

        Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

        We may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debt securities in denominations larger than $25 but only in integral multiples of $25.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security shall be equal to the sum of (i) any accrued and unpaid interest as of the redemption date, and (ii) the greater of:

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  the principal amount, and

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  an amount equal to:

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  for junior subordinated debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

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  for junior subordinated debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.

        The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debt security prior to the stated maturity.

        The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debt securities, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

        The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debt securities having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debt securities redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

        The discounted swap equivalent payments will equal the sum of:

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  the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debt security at the stated maturity of the final payment of the principal of the junior subordinated debt securities. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debt security prior to the stated maturity, and

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  the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debt securities being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debt security prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debt securities, a termination date set at the stated maturity of the junior subordinated debt securities and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debt securities. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

  Special Event Redemption

        Unless we state otherwise in the applicable prospectus supplement, if a special event relating to a series of junior subordinated debt securities then exists, we may, at our option, redeem the series of junior subordinated debt securities in whole, but not in part, on any date within 90 days of the special event occurring. The redemption price will equal the principal amount of the junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

        A "special event" means a "tax event" or an "investment company event." A "tax event" occurs when a trust receives an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

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  the trust is, or will be within 90 days of that date, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

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  interest payable by us on the series of junior subordinated debt securities is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

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  the trust is, or will be within 90 days of that date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        An "investment company event" occurs when, in respect of a trust, there is a change in law or regulation, or a change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority such that such trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of issuance of the preferred securities of a trust.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the maturity of the junior subordinated debt securities. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

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  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities or guarantees that rank equally with or junior in interest to the junior subordinated debt securities, other than:

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  dividends or distributions on our common stock,

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  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

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  payments under any guarantee.

Modification of Indenture

        We, the debenture trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated debt security indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated debt security indenture to maintain the qualification of the junior subordinated debt security indenture under the Trust Indenture Act.

        We, the debenture trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debt securities affected, modify the junior subordinated debt security indenture in a manner affecting the rights of the holders of junior subordinated debt securities. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

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  change the stated maturity of the junior subordinated debt securities,

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  reduce the principal amount of the junior subordinated debt securities,

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  reduce the rate or, except as permitted by the junior subordinated debt security indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities, or

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  reduce the percentage of principal amount of the junior subordinated debt securities, the holders of which are required to consent to the modification of the junior subordinated debt security indenture.

        In the case of corresponding junior subordinated debt securities, so long as any of the corresponding series of preferred securities remain outstanding:

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  no such modification may be made that adversely affects the holders of the preferred securities,

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  no termination of the junior subordinated debt security indenture may occur, and

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  no waiver of any debenture event of default or compliance with any covenant under the junior subordinated debt security indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest on the corresponding junior subordinated debt securities have been paid in full and other conditions are satisfied.

        In addition, we, the debenture trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Debenture Events of Default

        Under the terms of the junior subordinated debt security indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debt securities:

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  failure for 30 days to pay any interest on the series of junior subordinated debt securities when due, subject to the deferral of any due date in the case of an extension period,

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  failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due, including at maturity, upon redemption or by declaration,

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  failure to observe or perform in any material respect specified other covenants contained in the junior subordinated debt security indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debt securities,

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  certain events of our bankruptcy, insolvency or receivership, or

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  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

  Effect of Event of Default

        The holders of a majority in outstanding principal amount of the series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debt securities may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debt securities, if the debenture trustee or the holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.

  Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities may rescind and annul the declaration and its consequences if:

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  the event of default is other than our non-payment of the principal of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

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  we have paid or deposited with the debenture trustee a sum sufficient to pay:

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  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

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  certain amounts owing to the debenture trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities affected by the default may, on behalf of the holders of all the junior subordinated debt securities, waive any past default and its consequences, except:

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  a default in the payment of principal (or premium, if any) or interest, and

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  a default relating to a covenant or provision which under the junior subordinated debt security indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security.

        We are required under the junior subordinated debt security indenture to file annually with the junior subordinated debt security indenture trustee a certificate of compliance.

  Direct Actions by Holders of Trust Preferred Securities

        If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debt securities on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us or any guarantor, which we refer to in this prospectus as a "direct action," for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

        We may not amend the junior subordinated debt security indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We have the right under the junior subordinated debt security indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debt securities.

        You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

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  if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debt securities,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

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  in the case of corresponding junior subordinated debt securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

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  other conditions described in the junior subordinated debt security indenture are met.

        The general provisions of the junior subordinated debt security indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

        The junior subordinated debt security indenture provides that when, among other things, all junior subordinated debt securities of a series not previously delivered to the debenture trustee for cancellation:

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  have become due and payable, or

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  will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debt securities are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated debt security indenture will cease to be of further effect with respect to junior subordinated debt securities of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debt securities of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated debt security indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated debt security indenture.

Conversion or Exchange

        We may issue junior subordinated debt securities that we may convert or exchange into preferred securities or other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities or other securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated debt security indenture, we have agreed, and holders of junior subordinated debt securities will be deemed to have agreed, that any junior subordinated debt security is subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debt security indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        If the maturity of any junior subordinated debt security is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

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  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated debt security indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated debt security indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated debt security indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

        The junior subordinated debt security indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

        The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated debt security indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture to be entered into among us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this junior subordinated indenture in this prospectus as the junior subordinated debenture indenture. We may also issue junior subordinated debt under our junior subordinated debt security indenture. Unless otherwise specified in a prospectus supplement, each series of junior subordinated debt issued under our junior subordinated debt security indenture or our junior subordinated debenture indenture will rank equally with all other such series and will be unsecured, junior and subordinated, as described in the applicable indenture, to all of our senior indebtedness, as defined in such applicable indenture, including all debt issued under our senior indenture or subordinated indenture. See "Description of Junior Subordinated Debt Securities" for a description of our junior subordinated debt security indenture and junior subordinated debt securities.

        We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debentures, issue additional junior subordinated debentures having the same terms and conditions as junior subordinated debentures previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debentures and the junior subordinated debentures previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debentures shall include, unless the context otherwise requires, any further junior subordinated debentures issued as described in this paragraph.

        The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated debenture indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated debenture indenture which are also important to you. You should read the junior subordinated debenture indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated debenture indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debenture indenture.

Ranking of the Junior Subordinated Debentures

        Each series of junior subordinated debentures will rank equally with all of our equally ranking debt securities including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debentures and all series of our junior subordinated debt securities, and will be unsecured and subordinate and junior, as described in the junior subordinated debenture indenture, to all of our senior indebtedness as defined in the junior subordinated debenture indenture, which includes all debt issued under our senior indenture or subordinated indenture. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debentures and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debentures, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debenture indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated debenture indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debentures

        We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated debenture indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

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  the title and any limit upon the aggregate principal amount,

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  the date(s) on which the principal is payable or the method of determining those date(s),

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  the interest rate(s) or the method of determining these interest rate(s),

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  the date(s) on which interest will be payable or the method of determining these date(s),

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  the circumstances in which interest may be deferred, if any,

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  the regular record date or the method of determining this date,

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  the place or places where we may pay principal, premium, if any, and interest,

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  the redemption or early payment provisions,

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  the authorized denominations,

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  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,

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  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated debenture indenture,

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  if other than the principal amount of the junior subordinated debentures, the portion of the principal amount that will be payable upon acceleration of the date on which principal is payable,

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  additions to or changes to the junior subordinated debenture indenture necessary for the issuance of junior subordinated debentures in bearer form, registrable as to principal or not and with interest coupons or not,

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  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debentures,

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  whether we will issue the junior subordinated debentures, in whole or in part, in the form of one or more global securities,

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  the appointment of the trustee or any person authorized to pay principal, premium, if any, and interest,

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  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into cash or other securities or property,

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  whether the junior subordinated debentures will be senior or subordinated to other series of junior subordinated debentures, and whether other subordination provisions will apply,

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  provisions granting special rights to holders of the junior subordinated debentures upon the occurrence of specific events,

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  whether the junior subordinated debentures will be defeasible, and the manner in which we will evidence any choice to defease the junior subordinated debentures,

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  any special tax considerations of the junior subordinated debentures,

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  any change in the right of the Trustee or holders of the junior subordinated debentures to declare principal due and payable,

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  the provisions of the junior subordinated debenture indenture that do not apply to the junior subordinated debentures,

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  provided the junior subordinated debentures are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated securities and, if so, the material terms of such subsidiary guarantee, and

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  additional terms not inconsistent with the provisions of the junior subordinated debenture indenture.

Special Payment Terms of the Junior Subordinated Debentures

        We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you may be obligated to pay any taxes and other governmental charges as described in the junior subordinated debenture indenture. We will appoint the trustee as securities registrar under the junior subordinated debenture indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debentures, neither we nor the trustee will be required to:

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  issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 calendar days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

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  register, transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

Global Junior Subordinated Debentures

        We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except as a whole:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debenture

        If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated debenture indenture. Except as provided below, you:

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  will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

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  will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

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  will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated debenture indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debentures

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.

        Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debentures after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debentures in denominations larger than $1,000 but only in integral multiples of $1,000. Unless otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed shall be equal to 100% of the principal amount plus any accrued and unpaid interest as of the redemption date, provided however, that installments of accrued and unpaid interest whose stated maturity is on or prior to the redemption date will be payable to the holders of such securities, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, unless otherwise so specified.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to defer payment of interest otherwise due and payable on the junior subordinated debentures for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the final maturity of the junior subordinated debentures. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, or

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  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equally with the junior subordinated debentures or junior to the junior subordinated debentures.

Modification of Indenture

        We, the trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debentures. We may also amend the junior subordinated debenture indenture to maintain the qualification of the junior subordinated debenture indenture under the Trust Indenture Act.

        We, the trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

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  change the stated maturity of the junior subordinated debentures,

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  reduce the principal amount of the junior subordinated debentures,

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  reduce the rate or, except as permitted by the junior subordinated debenture indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures.

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  modify the subordination provisions of the junior subordinated debenture indenture with respect to the subordination of a series of junior subordinated debentures in any manner materially adverse to the holders of such series, or

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  reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated debenture indenture.

        In addition, we, the trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Debenture Events of Default

        Under the terms of the junior subordinated debenture indenture, the events that constitute an event of default for a series of junior subordinated debentures will include:

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  certain events of our bankruptcy, insolvency or receivership, and

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  any other event specified in the applicable board resolution or supplemental indenture under which the series of junior subordinated debentures is issued.

  Effect of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal and accrued but unpaid interest due and payable immediately upon a debenture event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization). If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the principal amount of all junior subordinated debentures of the series shall automatically become due and payable.

  Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may rescind and annul the declaration and its consequences if:

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  the event of default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration and all other events of default have been cured or waived, and

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  we have paid or deposited with the trustee a sum sufficient to pay:

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  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

  •
  certain amounts owing to the trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest on, any junior subordinated debenture or (2) in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture affected.

        We will be required under the junior subordinated debenture indenture to file annually with the junior subordinated debenture indenture trustee a certificate of compliance.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us, unless the Company is the surviving person or:

  •
  if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, and

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  other conditions described in the junior subordinated debenture indenture are met.

        The general provisions of the junior subordinated debenture indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

        The junior subordinated debenture indenture provides that when, among other things, all junior subordinated debentures of a series not previously delivered to the trustee for cancellation:

  •
  have become due and payable, or

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, (1) money; (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated debenture indenture will cease to be of further effect with respect to junior subordinated debentures of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debentures of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated debenture indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated debenture indenture.

Conversion or Exchange

        We may issue junior subordinated debentures that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated debenture indenture, we have agreed, and holders of junior subordinated debentures will be deemed to have agreed, that any junior subordinated debentures are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

        If the maturity of any junior subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures or for the acquisition of junior subordinated debentures (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

  •
  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated debenture indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other indebtedness which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated debenture indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated debenture indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

Governing Law

        The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

        The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the trustee will not be required to exercise any of its powers under the junior subordinated debenture indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

 DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.

        Our authorized capital stock consists of 2.5 billion shares of common stock and 500 million shares of preferred stock.

        As of March 31, 2014, we had 294,814,710 million outstanding shares of common stock. As of March 31, 2014, we had 3 million shares of Series A Perpetual Preferred Stock and 10 million shares of Series B Perpetual Preferred Stock outstanding.

        The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Common Stock

        Holders of common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of such dividends. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of Principal Financial Group, Inc., holders of common stock are entitled to share equally and ratably in the assets of Principal Financial Group, Inc., if any, remaining after the payment of all liabilities of Principal Financial Group, Inc. and the liquidation preference of any outstanding class or series of preferred stock. The rights and privileges of holders of common stock are subject to the outstanding Series A Perpetual Preferred Stock, the outstanding Series B Perpetual Preferred Stock or any series of preferred stock that we may issue in the future, as described below. Our common stock is listed on the New York Stock Exchange under the symbol "PFG".

Preferred Stock

        We will describe the particular terms of any series of preferred stock and any related guarantee in the prospectus supplement relating to the offering.

        Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

        We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

Change of Control Related Provisions in Our Certificate of Incorporation and By-Laws, and Delaware Law

        A number of provisions of our certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of our certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential antitakeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the Iowa insurance laws may also have an antitakeover effect. The following description of selected provisions of our certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the Iowa insurance laws are necessarily general and reference should be made in each case to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement that includes this prospectus, and to the provisions of those laws, See "Where You Can Find More Information" for information on where to obtain a copy of our certificate of incorporation and by-laws.

  Unissued Shares of Capital Stock

        Common Stock.    As of March 31, 2014, we had 294,814,710 million outstanding shares of common stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    As of March 31, 2014, we had 3 million shares of Series A Perpetual Preferred Stock and 10 million shares of Series B Perpetual Preferred Stock outstanding. Our board of directors has the authority to issue additional preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by our stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

        Classified Board of Directors and Removal of Directors.    Our certificate of incorporation provides that the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation also provides that directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

        Restriction on Maximum Number of Directors and Filling of Vacancies on our Board of Directors.    Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors shall at no time consist of fewer than three directors. Stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

        Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent.    Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, under the provisions of both our certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. The Chairman of the Board, chief executive officer, or, under some circumstances, the president or any vice president, and the board of directors may call a special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

  Limitations on Director Liability

        Our certificate of incorporation contains a provision that is designed to limit our directors' liability. Specifically, directors will not be held liable to Principal Financial Group, Inc. for monetary damages for breach of their fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of Principal Financial Group, Inc. unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Principal Financial Group, Inc. and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our by-laws also provide that we will indemnify our directors and officers. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director's or officer's position with Principal Financial Group, Inc. or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Principal Financial Group, Inc.

        Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws.    The provisions of our certificate of incorporation governing, among other things the classified board, the director's discretion in determining what he or she reasonably believes to be in the best interests of Principal Financial Group, Inc., the liability of directors and the elimination of stockholder actions by written consent may not be amended, altered or repealed unless the amendment is approved by the vote of holders of three-fourths of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of three-fourths of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.

        Business Combination Statute.    In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, unless we elect in our certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an "interested stockholder" of Principal Financial Group, Inc. to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Principal Financial Group, Inc., for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (b) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

  Limitations on Acquisitions of Securities

        State insurance laws and other related state laws could be a significant deterrent to any person interested in acquiring control of Principal Financial Group, Inc. The insurance holding company and other insurance laws of many states regulate changes of control of insurance holding companies, such as Principal Financial Group, Inc. A change of control is generally presumed upon acquisitions of 10% or more of voting securities. The Iowa and Arizona insurance holding company laws and other Delaware, Vermont and California laws and regulations, which are applicable to us, require filings in connection with proposed acquisitions of control of domestic insurance companies and other regulated entities. These insurance holding company laws and other laws and regulations prohibit a person from acquiring direct or indirect control of an insurer or other regulated entity incorporated in the relevant jurisdiction without prior regulatory approval.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock, our Series A Perpetual Preferred Stock and our Series B Perpetual Preferred Stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

        We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

        Upon receipt of notice of any meeting at which you, as a holder of interests, in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed, or

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  there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

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  the title of the debt warrants,

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  the debt securities for which the debt warrants are exercisable,

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  the aggregate number of the debt warrants,

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  the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

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  the procedures and conditions relating to the exercise of the debt warrants,

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  the designation and terms of any related debt securities and guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security,

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  the date, if any, from which you may separately transfer the debt warrants and the related securities,

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  the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

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  the maximum or minimum number of the debt warrants which you may exercise at any time,

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  if applicable, a discussion of material United States federal income tax considerations,

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  any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

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  the terms of the securities you may purchase upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

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  the title of the warrants,

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  the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

  •
  the aggregate number of the warrants,

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  the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

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  the procedures and conditions relating to the exercise of the warrants,

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  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

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  the date, if any, from which you may separately transfer the warrants and the related securities,

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires,

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  the maximum or minimum number of warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations, and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amounts of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any purchase contracts or purchase units and any related guarantee.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one trust are not available to satisfy the obligations of any other trust.

        The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

Ranking of Preferred Securities

        The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under "—Subordination of Common Securities." The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities.

        Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

Distributions on the Preferred Securities

        The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.

        The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.

        Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the applicable trustee is closed for business.

        If provided in the applicable prospectus supplement, we have the right under the junior subordinated debt security indenture, the contract that provides the terms for the corresponding junior subordinated debt securities, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debt securities. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.

        If we exercise this right, during the extension period we and our subsidiaries may not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

  •
  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debt securities or make any related guarantee payments, other than:

  •
  dividends or distributions on our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee.

        We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Corresponding Junior Subordinated Debt Securities."

        If we do not make interest payments on the corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

Redemption

  Redemption on a Repayment or Redemption of the Corresponding Junior Subordinated Debt Securities

        Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days' notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debt securities. See "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption."

        If less than all of any series of corresponding junior subordinated debt securities are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

        We must repay the principal of the corresponding junior subordinated debt securities when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debt securities:

  •
  in whole or in part, subject to the conditions we describe under "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption,"

  •
  at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption," or

  •
  as we may otherwise specify in the applicable prospectus supplement.

  Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event

        If an event occurs that constitutes a tax event or an investment company event we will have the right to:

  •
  redeem the corresponding junior subordinated debt securities in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

  •
  dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

        If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debt securities at the time that we exercise our right to elect to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

        When we use the term "additional sums" in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

        When we use the term "tax event" we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debt securities,

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  interest payable by us on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

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  the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        When we use the term "investment company event" we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

        When we use the term "like amount," we mean:

  •
  with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

  •
  with respect to a distribution of corresponding junior subordinated debt securities to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of your preferred securities.

        When we use the term "liquidation amount," we mean the stated amount of $25 per preferred security and common security.

        After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of preferred securities:

  •
  the series of preferred securities will no longer be deemed to be outstanding,

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  The Depository Trust Company, which we refer to in this prospectus as "DTC," or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon that distribution, and

  •
  any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

        We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debt securities that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debt securities that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Voluntary Distribution of Junior Subordinated Debentures

        If we so provide in the applicable prospectus supplement, we may elect, at any time, to dissolve the trust and cause the corresponding junior subordinated debt securities to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

Redemption Procedures

        The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See also "—Subordination of Common Securities."

        If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "—Book-Entry Issuance."

        If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

        The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities," distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

        The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debt securities to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

        If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

Subordination of Common Securities

        The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable. If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

        Each trust will automatically dissolve upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will dissolve the trust on the first to occur of:

  •
  our bankruptcy, dissolution or liquidation,

  •
  the occurrence of a tax event, an investment company event or a grantor trust event (each as defined in the trust agreement) and written direction is given by us to the property trustee within forty-five days of such event to dissolve the trust,

  •
  the redemption of all of the preferred securities, and

  •
  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If an early dissolution occurs as described in the clauses above (except with respect to a redemption of all of the preferred securities), the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debt securities. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early dissolution occurs as described in the third clause above, the corresponding junior subordinated debt securities may be subject to optional redemption in whole, but not in part.

Events of Default; Notice

        Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

  •
  the occurrence of a debenture event of default under the junior subordinated debt security indenture (see "Description of Junior Subordinated Debt Securities—Debenture Events of Default") or an event of default described in any related guarantee,

  •
  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

  •
  default by the trust in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

  •
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

  •
  the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

        If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See "—Liquidation Distribution Upon Dissolution."

        The existence of an event of default does not entitle you to accelerate the maturity.

Removal of Trustees

        Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-trustees and Separate Property Trustee

        Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or, to the extent required by law, to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

Merger or Consolidation of Trustees

        Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

        A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described under "—Liquidation Distribution Upon Dissolution."

        A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

  •
  the successor entity must either:

  •
  expressly assume all of the obligations of the trust relating to the preferred securities, or

  •
  substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

  •
  we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities,

  •
  the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

  •
  the merger, consolidation, amalgamation or replacement must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

  •
  the merger, consolidation, amalgamation or replacement must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

  •
  the successor entity must have a purpose substantially identical to that of the trust,

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion of counsel to the trust to the effect that:

  •
  the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

  •
  following the merger, consolidation, amalgamation or replacement neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

  •
  we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

        However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

        We and the administrative trustees may amend a trust agreement without your consent:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

        However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any such amendments of the trust agreement will become effective when notice is given to you and us.

        We and the administrative trustees may also amend a trust agreement with:

  •
  the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

  •
  receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for United States federal income tax purposes or its exemption from the status of an "investment company" under the Investment Company Act.

        Without both your and our consent a trust agreement may not be amended to:

  •
  change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

  •
  restrict your or our right to institute suit for the enforcement of any payment on or after that date.

        So long as any corresponding junior subordinated debt securities are held by the property trustee, the trustees may not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debt securities,

  •
  waive any past default that is waiveable under specified sections of the junior subordinated debt security indenture,

  •
  exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable, or

  •
  consent to any amendment, modification or termination of the junior subordinated debt security indenture or the corresponding junior subordinated debt securities, where that consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated debt security indenture would require the consent of each holder of corresponding junior subordinated debt securities affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

        The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

        Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

        Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

        Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

        We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

  •
  by the depositary to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee, or

  •
  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Preferred Security

        If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

        So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

  •
  will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

  •
  will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

  •
  will not be considered the owner or holder of the preferred security under the trust agreement.

  Payments of Distributions

        We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Preferred Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

        Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agency

        A trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the administrative trustees, property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

Registrar and Transfer Agent

        Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

        A trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trusts will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

        You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

 DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC.
OF THE TRUST PREFERRED SECURITIES

        At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.

        The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee that we believe will be most important to your decision to invest in the preferred securities of a trust. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights as a holder of preferred securities. There may be other provisions in the guarantee that are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.

General Terms of the Guarantee

        We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

        The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

  •
  any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

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  the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

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  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debt securities are distributed to you, the lesser of:

  •
  the liquidation distribution, and

  •
  the amount of assets of the trust remaining available for distribution to you.

        Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

        The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

        If we do not make interest payments on the corresponding junior subordinated debt securities held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See "—Status of the Guarantee."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including our obligations under the guarantee, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor.

        Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit us from incurring or issuing other secured or unsecured debt under any indenture that we may have entered into or enter into in the future. We expect from time to time to incur additional senior indebtedness. See "—Status of the Guarantee."

        We have, through the guarantee, the trust agreement, the junior subordinated debt securities, the junior subordinated debt security indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees by Principal Financial Group, Inc. of the Trust Preferred Securities."

Status of the Guarantee

        The guarantee will constitute an unsecured obligation of Principal Financial Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

        Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debt securities to you.

Amendments and Assignment

        We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under "Description of the Preferred Securities—Voting Rights; Amendment of Trust Agreement."

        All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

Events of Default

        An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect:

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  upon full payment of the redemption price of the related preferred securities,

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  upon full payment of the amounts payable upon liquidation of the related trust, or

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  upon distribution of corresponding junior subordinated debt securities to the holders of the preferred securities.

        The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.

Governing Law

        The guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

        Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

 DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

        The corresponding junior subordinated debt securities are to be issued in one or more series of junior subordinated debt securities under the junior subordinated debt security indenture with terms corresponding to the terms of the related preferred securities. See "Description of Junior Subordinated Debt Securities."

        The following description of the terms of the corresponding junior subordinated debt securities and the junior subordinated debt security indenture is a summary. It summarizes only those portions of the junior subordinated debt security indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated debt security indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated debt security indenture which are also important to you. You should read the junior subordinated debt security indenture itself for a full description of its terms. The junior subordinated debt security indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debt security indenture.

General Terms of the Corresponding Junior Subordinated Debt Securities

        At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to the trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debt securities. The corresponding junior subordinated debt securities will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated debt security indenture to all our senior indebtedness. See "Description of Junior Subordinated Debt Securities—Subordination" and the prospectus supplement relating to any offering of related preferred securities.

Optional Redemption

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debt securities on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debt securities will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

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  the principal amount of the debentures, and

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  an amount equal to:

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  for junior subordinated debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments. See "Description of Junior Subordinated Debt Securities—Redemption."

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  for junior subordinated debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments. See "Description of Junior Subordinated Debt Securities—Redemption."

        If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debt securities on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated debt security indenture. The redemption price for any corresponding junior subordinated debt securities will be equal to 100% of the principal amount of the corresponding junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. See "Description of Junior Subordinated Debt Securities—Redemption."

        For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debt securities in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the series for all interest periods terminating on or prior to the redemption date.

Covenants of Principal Financial Group, Inc.

        We will covenant in the junior subordinated debt security indenture for each series of corresponding junior subordinated debt securities that we will pay additional sums to the trust, if:

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  the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debt securities,

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  a tax event exists, and

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  we have not redeemed the corresponding junior subordinated debt securities or terminated the trust.

        We will also covenant, for each series of corresponding junior subordinated debt securities, that we and our subsidiaries will not:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

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  make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debt securities, that rank equally with or junior in interest to the corresponding junior subordinated debt securities or make any related guarantee payments, other than:

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  dividends or distributions in our common stock,

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  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee of preferred securities,

if at that time:

  •
  there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the junior subordinated debt security indenture for that series of corresponding junior subordinated debt securities which we have not taken reasonable steps to cure,

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  we are in default on our payment of any obligations under the related guarantee, or

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  we have given notice of our selection of an extension period as provided in the junior subordinated debt security indenture for that series of corresponding junior subordinated debt securities and have not rescinded that notice, or the extension period, or any extension, is continuing.

        We will also covenant, for each series of corresponding junior subordinated debt securities:

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  to maintain, by ourselves or our permitted successors, directly or indirectly, 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued,

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  not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debt securities to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

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  to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY
PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES

        As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debt securities, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

  •
  the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

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  the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

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  we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

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  each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        Taken together, our obligations under each series of junior subordinated debt securities, the junior subordinated debt security indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debt securities, the trust will not pay distributions or other amounts due on its preferred securities.

        Notwithstanding anything to the contrary in the junior subordinated debt security indenture, we have the right to set-off any payment we are otherwise required to make under the junior subordinated debt security indenture with and to the extent we have made or are making a payment under the related guarantee.

        You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

        The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debt securities and related purposes.

        A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debt securities held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

        Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debt securities, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred Securities—Liquidation Distribution Upon Termination."

        Upon any voluntary or involuntary liquidation or bankruptcy of Principal Financial Group, Inc., the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

        A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated debt security indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated debt security indenture provide that we may not make payments on the corresponding junior subordinated debt securities until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the junior subordinated debt security indenture.

 PLAN OF DISTRIBUTION

        We may sell securities from time to time in one or more transactions separately or as units with other securities, and the trusts may sell from time to time the trust preferred securities. We or the trusts may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We or the trusts may issue securities as a dividend or distribution. In some cases, we or the trusts or dealers acting with us or the trusts or on behalf of us or the trusts may also purchase securities and reoffer them to the public. We or the trusts may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we or the trusts designate may solicit offers to purchase the securities.

  •
  We or the trusts will name any agent involved in offering or selling securities, and disclose any commissions that we or the trusts will pay to the agent, in the applicable prospectus supplement.

  •
  Unless we or the trusts indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

        We or the trusts may use an underwriter or underwriters in the offer or sale of the securities.

  •
  If we or the trusts use an underwriter or underwriters, we or the trusts will execute an underwriting agreement with the underwriter or underwriters at the time that we or the trusts reach an agreement for the sale of the securities.

  •
  We or the trusts will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

  •
  The underwriters will use the applicable prospectus supplement to sell the securities.

  •
  We or the trusts may use a dealer to sell the securities.

  •
  If we or the trusts use a dealer, we or the trusts, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We or the trusts will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We or the trusts may solicit directly offers to purchase the securities, and we or the trusts may directly sell the securities to institutional or other investors. We or the trusts will describe the terms of direct sales in the applicable prospectus supplement.

        We or the trusts may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended.

        We or the trusts may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our or the trusts' agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933, as amended, in connection with the securities they remarket.

        We or the trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or the trusts, in the ordinary course of business.

        We or the trusts may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we or the trusts use delayed delivery contracts, we or the trusts will disclose that we or the trusts are using them in the prospectus supplement and will tell you when we or the trusts will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we or the trusts describe in the prospectus supplement.

  •
  We or the trusts will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        We or the trusts may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we or the trusts so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or the trusts or borrowed from us or the trusts or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the trusts in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        We or the trusts may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We or the trusts may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we or the trusts default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

        Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

VALIDITY OF SECURITIES

        Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York, and the validity of any trust preferred securities offered by this prospectus will be passed upon for the trusts and us by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts.

EXPERTS

        The consolidated financial statements of Principal Financial Group, Inc. appearing in the Principal Financial Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements and Principal Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. This information may be read and copied at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The Securities and Exchange Commission maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the Securities and Exchange Commission's reporting requirements.

        This prospectus is part of a registration statement that we and the trusts have filed with the Securities and Exchange Commission relating to the securities to be offered. This prospectus does not contain all of the information we and the trusts have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Securities and Exchange Commission, and we and the trusts refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Securities and Exchange Commission's Public Reference Room or through its Internet site.

        Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

 INCORPORATION BY REFERENCE

        The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013,

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014,

  •
  description of our common stock and the rights associated with our common stock contained in our registration statements on Form 8-A, dated October 10, 2001,

  •
  our Proxy Statement dated April 7, 2014, as amended, and

  •
  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.

        You can obtain any filing incorporated by reference into this prospectus through us or from the Securities and Exchange Commission through the Securities and Exchange Commission's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392 (Telephone: (515) 247-5111).

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth those expenses to be incurred by Principal Financial Group, Inc. in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee		$0	*
Fees and expenses of trustees			**
Printing and engraving expense			**
Accountant's fees and expenses			**
Legal fees and expenses			**
Miscellaneous expenses			**

Total	$		**

*
The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

**
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

Principal Financial Group, Inc.

        Principal Financial Group, Inc.'s amended and restated certificate of incorporation provides that its directors will not be liable to Principal Financial Group, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the General Corporation Law of the State of Delaware and any amendments to that law. Principal Financial Group, Inc.'s amended and restated by-laws also provide indemnification for its directors and officers. Principal Financial Group, Inc. is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director's or officer's position with Principal Financial Group, Inc. or another entity that the director or officer serves at Principal Financial Group, Inc.'s request, subject to various conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Principal Financial Group, Inc.

Principal Financial Services, Inc.

        The Iowa Business Corporation Act grants Principal Financial Services, Inc. the power to indemnify its directors and officers against liabilities under certain circumstances. The articles of incorporation and the by-laws of Principal Financial Services, Inc. provide for indemnification of directors, officers and employees to the full extent provided by the Iowa Business Corporation Act. The articles of incorporation and the by-laws provide that Principal Financial Services, Inc. shall indemnify its directors and officers, as provided under the Iowa Business Corporation Act subject to the limitations as may be established by the Board of Principal Financial Services, Inc. The articles of incorporation further provide that a director shall not be personally liable to Principal Financial Services, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for a breach of the director's duty of loyalty to Principal Financial Services, Inc. or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (c) for a transaction from which the director derives an improper personal benefit or (d) under Section 490.833 of the Iowa Business Corporation Act (relating to certain unlawful distributions to shareholders).

        The by-laws provide that Principal Financial Services, Inc. shall indemnify, directly or through insurance coverage, its directors and officers against all damages, awards, legal fees and other expenses reasonably incurred in connection with or resulting from any proceeding because of the director's or officer's position with Principal Financial Services, Inc. or another entity that the director or officer serves at Principal Financial Services, Inc.'s request. The by-laws further state that the indemnification provided therein shall not be deemed exclusive and shall be in addition to any rights as may be otherwise provided as a matter of law subject to such limitations as may be established by the Board of Principal Financial Services, Inc.

The Trusts

        Principal Financial Group, Inc., as depositor under the respective trust agreements, has agreed to indemnify each trust's trustee for, and to hold each such trustee harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any such trustee, arising out of or in connection with the acceptance or administration of the respective trust agreements, including the costs and expenses of any trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the respective trust agreements.

Item 16.    Exhibits

  (a)   Exhibits:

        A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

  (b)   Financial Statement Schedules:

        All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17.    Undertakings

  (a)   Rule 415 Offering

        Each undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

  (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference

        Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)   Equity Offerings of Nonreporting Registrants

        Each of the trusts hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (d)   SEC Position on Indemnification for Securities Act Liabilities

        Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e)   Rule 430A Offering

        Each undersigned registrant hereby undertakes that:

          (1)   for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f)    Qualification of Trust Indentures for Delayed Offerings

        Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Principal Financial Group, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa, on this 7th day of May, 2014.

PRINCIPAL FINANCIAL GROUP, INC.
By:	/s/ TERRANCE J. LILLIS
	Name:	Terrance J. Lillis
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY D. ZIMPLEMAN Larry D. Zimpleman	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2014
/s/ TERRANCE J. LILLIS Terrance J. Lillis	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 7, 2014
* Betsy J. Bernard	Director	May 7, 2014
* Jocelyn Carter-Miller	Director	May 7, 2014
* Gary E. Costley	Director	May 7, 2014
* Michael T. Dan	Director	May 7, 2014
* Dennis H. Ferro	Director	May 7, 2014

Signature		Title	Date

* C. Daniel Gelatt, Jr.		Director	May 7, 2014
* Sandra L. Helton		Director	May 7, 2014
* Richard L. Keyser		Director	May 7, 2014
* Luca Maestri		Director	May 7, 2014
* Elizabeth E. Tallett		Director	May 7, 2014
*By:	/s/ KAREN E. SHAFF Karen E. Shaff As Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Principal Financial Services, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa, on this 7th day of May, 2014.

PRINCIPAL FINANCIAL SERVICES, INC.
By:	/s/ KAREN E. SHAFF
	Name:	Karen E. Shaff
	Title:	Executive Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY D. ZIMPLEMAN Larry D. Zimpleman	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2014
/s/ TERRANCE J. LILLIS Terrance J. Lillis	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 7, 2014
* Betsy J. Bernard	Director	May 7, 2014
* Jocelyn Carter-Miller	Director	May 7, 2014
* Gary E. Costley	Director	May 7, 2014
* Michael T. Dan	Director	May 7, 2014
* Dennis H. Ferro	Director	May 7, 2014

Signature		Title	Date

* C. Daniel Gelatt, Jr.		Director	May 7, 2014
* Sandra L. Helton		Director	May 7, 2014
* Richard L. Keyser		Director	May 7, 2014
* Luca Maestri		Director	May 7, 2014
* Elizabeth E. Tallett		Director	May 7, 2014
*By:	/s/ KAREN E. SHAFF Karen E. Shaff As Attorney-In-Fact

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, Principal Capital I (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa, on this 7th day of May, 2014.

PRINCIPAL CAPITAL I
By:	PRINCIPAL FINANCIAL GROUP, INC. as Depositor
By:	/s/ KAREN E. SHAFF
	Name:	Karen E. Shaff
	Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, Principal Capital II (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa, on this 7th day of May, 2014.

PRINCIPAL CAPITAL II
By:	PRINCIPAL FINANCIAL GROUP, INC. as Depositor
By:	/s/ KAREN E. SHAFF
	Name:	Karen E. Shaff
	Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, Principal Capital III (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa, on this 7th day of May, 2014.

PRINCIPAL CAPITAL III
By:	PRINCIPAL FINANCIAL GROUP, INC. as Depositor
By:	/s/ KAREN E. SHAFF
	Name:	Karen E. Shaff
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (Equity).***
1.2	Form of Underwriting Agreement (Debt).***
1.3	Form of Underwriting Agreement (Preferred Securities).***
1.4	Form of Underwriting Agreement (Purchase Contracts).***
1.5	Form of Underwriting Agreement (Purchase Units).***
1.6	Form of Underwriting Agreement (Warrants).***
2.1	Plan of Conversion.**
3.1	Amended and Restated Certificate of Incorporation of Principal Financial Group, Inc.†
3.2	Amended and Restated By-Laws of Principal Financial Group, Inc.††
4.1	Form of Certificate for the Common Stock of Principal Financial Group, Inc. par value $0.01 per share.**
4.2

Senior Indenture, dated as of May 21, 2009, among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.††††

4.3

Form of Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.†††††

4.4	Form of Junior Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and Wilmington Trust Company, as Trustee.†††††
4.5

Form of Junior Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.†††††

4.6	Certificate of Trust of Principal Capital I.*
4.7	Trust Agreement of Principal Capital I.*
4.8	Certificate of Trust of Principal Capital II.*
4.9	Trust Agreement of Principal Capital II.*
4.10	Certificate of Trust of Principal Capital III.*
4.11	Trust Agreement of Principal Capital III.*
4.12	Form of Amended and Restated Trust Agreement for Principal Capital I.***
4.13	Form of Preferred Security Certificate for Principal Capital I.***
4.14	Form of Agreement as to Expenses and Liabilities for Principal Capital I.***
4.15	Form of Guarantee Agreement in respect of Principal Capital I.***
4.16	Form of Amended and Restated Trust Agreement for Principal Capital II.***
4.17	Form of Preferred Security Certificate for Principal Capital II.***
4.18	Form of Agreement as to Expenses and Liabilities for Principal Capital II.***
4.19	Form of Guarantee Agreement in respect of Principal Capital II.***

Exhibit No.	Description
4.20	Form of Amended and Restated Trust Agreement for Principal Capital III.***
4.21	Form of Preferred Security Certificate for Principal Capital III.***
4.22	Form of Agreement as to Expenses and Liabilities for Principal Capital III.***
4.23	Form of Guarantee Agreement in respect of Principal Capital III.***
4.24	Form of Depositary Receipt.***
4.25	Form of Depositary Agreement.***
4.26	Form(s) of Warrant Agreement(s), including form of Warrant.***
4.27	Form of Purchase Contract Agreement.***
4.28	Form of Pledge Agreement.***
4.29	Form of Global Security (Senior Debt) (included in Exhibit 4.2).
4.30	Form of Global Security (Subordinated Debt) (included in Exhibit 4.3).
4.31

Form of Global Security (Junior Subordinated Debt Securities under Form of Junior Subordinated Indenture to be entered into among Principal Financial Group,  Inc., Principal Financial Services, Inc., as guarantor, and Wilmington Trust Company, as trustee) (included in Exhibit 4.4).

4.32

Form of Global Security (Junior Subordinated Debentures under Form of Junior Subordinated Indenture to be entered into among Principal Financial Group,  Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee).***

4.33	Form of Guarantee of Principal Financial Services, Inc. with respect to Preferred Stock of Principal Financial Group, Inc.***
4.34	Form of Guarantee of Principal Financial Services, Inc. with respect to Depositary Shares of Principal Financial Group, Inc.***
4.35	Form of Guarantee of Principal Financial Services, Inc. with respect to Warrants of Principal Financial Group, Inc.***
4.36	Form of Guarantee of Principal Financial Services, Inc. with respect to Purchase Contracts of Principal Financial Group, Inc.***
4.37	Form of Guarantee of Principal Financial Services, Inc. with respect to Purchase Units of Principal Financial Group, Inc.***
4.38	Form of Guarantee of Principal Financial Services, Inc. with respect to Guarantee by Principal Financial Group, Inc. of the Preferred Securities.***
4.39	Form of Guarantee of Principal Financial Services, Inc. with respect to Senior Debt of Principal Financial Group, Inc.***
4.40	Form of Guarantee of Principal Financial Services, Inc. with respect to Subordinated Debt of Principal Financial Group, Inc.***
4.41

Form of Guarantee of Principal Financial Services, Inc. with respect to Junior Subordinated Debt Securities of Principal Financial Group, Inc. pursuant to the Junior Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and Wilmington Trust Company, as Trustee.***

Exhibit No.	Description
4.42

Form of Guarantee of Principal Financial Services, Inc. with respect to Junior Subordinated Debentures of Principal Financial Group,  Inc. pursuant to the Junior Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.***

5.1	Opinion of Debevoise & Plimpton LLP.
5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the legality of the Preferred Securities of Principal Capital I.
5.3	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the legality of the Preferred Securities of Principal Capital II.
5.4	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the legality of the Preferred Securities of Principal Capital III.
12.1	Computation of Earnings to Fixed Charges Ratio.†††
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).
23.3	Consent of Richards, Layton & Finger, P.A., special Delaware counsel (included in Exhibits 5.2, 5.3 and 5.4).
24.1	Powers of Attorney for Principal Financial Group, Inc.
24.2	Powers of Attorney for Principal Financial Services, Inc.
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee for the Amended and Restated Trust Agreement of Principal Capital I.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Principal Capital I.
25.3	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee for the Amended and Restated Trust Agreement of Principal Capital II.
25.4	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Principal Capital II.
25.5	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee for the Amended and Restated Trust Agreement of Principal Capital III.
25.6	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Principal Capital III.
25.7	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Debt Securities.
25.8	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Debt Securities.
25.9

Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee for the Junior Subordinated Debt Securities of Principal Financial Group, Inc. pursuant to the Junior Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and Wilmington Trust Company, as Trustee.

Exhibit No.	Description
25.10

Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Junior Subordinated Debentures of Principal Financial Group, Inc. pursuant to the Junior Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

25.11

Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Guarantee by Principal Financial Services, Inc. of the Senior Debt Securities of Principal Financial Group, Inc.

25.12

Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Guarantee by Principal Financial Services, Inc. of the Subordinated Debt Securities of Principal Financial Group, Inc.

25.13

Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Guarantee by Principal Financial Services,  Inc. of the Junior Subordinated Debt Securities of Principal Financial Group, Inc. pursuant to the Junior Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and Wilmington Trust Company, as Trustee.

25.14

Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Guarantee by Principal Financial Services, Inc. of the Junior Subordinated Debentures of Principal Financial Group, Inc. pursuant to the Junior Subordinated Indenture to be entered into among Principal Financial Group, Inc., Principal Financial Services, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*
Incorporated herein by reference to exhibit filed with Principal Financial Group, Inc.'s Registration Statement on Form S-3 (Commission File No. 333-11352) of Principal Financial Group, Inc., Principal Capital I, Principal Capital II and Principal Capital III, as amended.

**
Incorporated herein by reference to exhibit filed with Principal Financial Group, Inc.'s Registration Statement on Form S-1, as amended (Commission File No. 333-62558).

***
To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

†
Incorporated herein by reference to exhibit filed with Principal Financial Group Inc.'s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

††
Incorporated herein by reference to exhibit filed with Principal Financial Group Inc.'s Current Report on Form 8-K filed on February 27, 2009 (Commission File No. 1-16725).

†††
Incorporated herein by reference to exhibit filed with Principal Financial Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (Commission File No. 1-16725).

††††
Incorporated herein by reference to exhibit filed with Principal Financial Group, Inc.'s Current Report on Form 8-K filed on May 21, 2009 (Commission File No. 1-16725).

†††††
Incorporated herein by reference to exhibit filed with Principal Financial Group, Inc.'s Registration Statement on Form S-3 ASR (Commission File No. 333-151582) of Principal Financial Group, Inc., Principal Financial Services, Inc., Principal Capital I, Principal Capital II and Principal Capital III.